Chisholm & Associates
P.O. Box 540216
Salt Lake City, UT 84054-0216
Telephone (801) 292-8756                                                                                                                                                                        Facsimile (801) 292-8809

February 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Best Computer Services, Inc.

Dear Sir or Madam:

This firm has reviewed Item 4 of Best Computer Services, Inc.. Current Report on Form 8-K, dated February 10, 2004, in regards to our retirement as its certifying accountants. Please be advised that we are in concurrence with the disclosures therein.

We neither resigned nor declined to stand for election.

Our reports on the financial statements for either of the past two years contained no adverse opinion or disclaimer of opinion, nor were modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and later interim period through the termination of the client-auditor relationship, there were no disagreements of the type described under Item 304(a)(1)(iv)(A) of Regulation S-B.

Sincerely,

/s/Chisholm & Associates
Chisholm & Associates